Exhibit 2

BROWNSTEIN HYATT FARBER SCHRECK, LLP

100 North City Parkway, Suite 1600

Las Vegas, Nevada 89106-4614

(702) 382-2101

Kirk B. Lenhard, Esq., Bar No. 1437	FILED
klenhard@bhfs.com	Electronically
Clark V. Vellis, Esq., Bar No. 5533	09-27-2010:01:11:35 PM
cvellis@bhfs.com	Howard W. Conyers
Jeffrey S. Rugg, Esq., Bar No. 10978	Clerk of the Court
jrugg@bhfs.com	Transaction #1743157
BROWNSTEIN HYATT FARBER SCHRECK, LLP
100 North City Parkway, Suite 1600
Las Vegas, NV 89106-4614
Telephone: (702) 382-2101

Attorneys for Applicant Dr. Bruce Butcher

IN THE SECOND JUDICIAL DISTRICT COURT OF

THE STATE OF NEVADA IN AND FOR THE

COUNTY OF WASHOE

DR. BRUCE BUTCHER, an individual stockholder, Applicant, vs. ADVANCED MINERAL TECHNOLOGIES, INC., a Nevada corporation, Respondent.	) ) ) ) ) ) ) ) ) ) )	Case No. CV10-02568 Dept. No. B6 Hearing Date: Hearing Time:

WRIT OF MANDATE ON PETITION OF APPLICANT DR. BRUCE BUTCHER

PURSUANT TO NRS 78.345 ORDERING ELECTION OF DIRECTORS

FOR RESPONDENT ADVANCED MINERAL TECHNOLOGIES, INC.

The Petition of Applicant Dr. Bruce Butcher for a Writ of Mandate Pursuant to NRS 78.345 Ordering Election of Directors for Respondent Advanced Mineral Technologies, Inc. (the “Petition”) having come on for a hearing on shortened time before this court on September 9, 2010, at 1:30 p.m., Applicant represented by Kirk B. Lenhard, Esq. and Clark V. Vellis, Esq. of Brownstein Hyatt Farber Schreck, LLP and Respondent represented by Charles Woodman, Esq., the Court having considered the Petition, the Opposition thereto, and the arguments of counsel, and the parties having advised the Court that Respondent is presently in the process of organizing an annual meeting, and the parties having provided the Court with other information following their discussions leading up to the hearing, and then good cause appearing, the Court finds that the Petition satisfies the requirements of NRS 78.345.  Specifically, the Court finds that Applicant Dr. Bruce Butcher (“Butcher”) is a stockholder of Respondent Advanced Mineral Technologies, Inc. (“AMTO”) holding stock sufficient to entitle him to exercise at least 15 percent of the voting power in AMTO; AMTO has failed to elect directors within 18 months after the last election of directors required by NRS 78.330; Butcher gave notice of the Petition to AMTO at its Nevada registered office in Washoe County; and AMTO should thus be compelled to hold an election of directors.

Therefore:

IT IS HEREBY ORDERED that the Petition is GRANTED;

IT IS FURTHER ORDERED that the record date for the meeting is 21 business days after the date of the Order;

IT IS FURTHER ORDERED that AMTO is required to hold a meeting of stockholders for the purpose of electing directors no earlier than 10 days after the record date for the meeting nor later than 60 days after the record date of the meeting;

IT IS FURTHER ORDERED that AMTO is required to mail a notice of meeting, substantially in the form attached hereto as Exhibit “1”, signed by the President or the Secretary of AMTO, to all stockholders no less than 10 days prior to the date of the meeting of stockholders;

IT IS FURTHER ORDERED that no offering, sale or distribution of stock occur prior to the meeting, except by stipulation of the parties and order of the Court;

IT IS FURTHER ORDERED that, within three (3) days of the date of this Order, AMTO’s transfer agent, Nevada Agency and Transfer Company (“NATC”), is required to provide to AMTO and Butcher a list of all stockholders in AMTO with the stockholders’ contact information as of the record date;

IT IS FURTHER ORDERED that NATC is appointed as the independent inspector of election for this election of AMTO’s board of directors.  As inspector of election, NATC shall (1) ascertain the number of voting securities of AMTO and the voting power of each; (2) determine the number of voting securities represented at the meeting to elect directors and the validity of proxies or ballots; (3) count all votes and ballots; (4) determine any challenges made to any determination made by NATC; and (5) certify the determination of the number of voting securities represented at the meeting to elect directors and the count of all votes and ballots.

DATED this 27th day of September, 2010.

/s/ Second Judicial District Court Judge
SECOND JUDICIAL DISTRICT COURT JUDGE

Respectfully Submitted By:

BROWNSTEIN HYATT FARBER SCHRECK, LLP

/s/ Clark Vellis
Kirk B. Lenhard, Esq., Bar No. 1437
Clark V. Vellis, Esq., Bar No. 5533
Jeffrey S. Rugg, Esq., Bar No. 10978
100 North City Parkway, Suite 1600
Las Vegas, Nevada 89106

Attorneys for Applicant Dr. Bruce Butcher